EXHIBIT 23.5




                       INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement on Form S-8 of Time Warner Inc. (formerly named TW Inc.) related to the Time Warner Thrift Plan of our report dated April 20, 1995, with respect to the consolidated financial statements of KBLCOM Incorporated appearing in the Form 8-K of Time Warner Inc. dated August 14, 1996 and to the reference to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement on Form S-8.


DELOITTE & TOUCHE LLP

Houston, Texas
October 10, 1996